Exhibit 99.1

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED NOVEMBER 27, 2010 AND
NOVEMBER 28, 2009

AND

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

MAGLA PRODUCTS, LLC AND SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Magla Products, LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of Magla Products, LLC and Subsidiary as of November 27, 2010 and November 28, 2009, and the related consolidated statements of operations and members’ deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Magla Products, LLC and Subsidiary as of November 27, 2010 and November 28, 2009, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred continuing net losses and, as of November 27, 2010, had working capital and members’ deficiencies and was not in compliance with certain covenants of its bank loan agreement. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Friedman LLP
New York, New York
April 8, 2011

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

NOVEMBER 27, 2010 AND NOVEMBER 28, 2009

	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$183,788	$233,788
Accounts receivable, net of allowance for
doubtful accounts of $111,147 and $122,679	4,015,336	7,305,665
Inventories	6,809,504	9,561,773
Notes receivable, related entities	475,000	-
Prepaid expenses and other receivables	75,002	188,048
Total current assets	11,558,630	17,289,274

Property, equipment and improvements, net	285,699	360,127
Notes receivable - related entities	6,454,306	6,929,306
Due from related parties	1,429,672	1,219,633
Mortgage receivable - member	253,650	253,650
Other assets	485,653	448,178
	$20,467,610	$26,500,168

LIABILITIES AND MEMBERS’ DEFICIENCY
Current liabilities
Short-term borrowings	$6,801,657	$10,715,204
Current portion of long-term debt	594,427	1,451,649
Current portion of note payable - former member	4,503,628	3,753,628
Current portion of accounts payable	9,624,009	9,353,220
Accrued expenses and other current liabilities	1,909,792	814,208
Total current liabilities	23,433,513	26,087,909

Long-term debt, net of current portion	28,921	48,348
Accounts payable, net of current portion	1,904,188	-
Deferred compensation plan payable	53,300	-
Notes payable - related entities	5,198,569	5,186,028
Note payable - former member, net of current portion	2,562,500	3,312,500
	33,180,991	34,634,785

Commitments and contingencies

Members’ deficiency	(12,713,381)	(8,134,617)
	$20,467,610	$26,500,168

See notes to consolidated financial statements

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIENCY

YEARS ENDED NOVEMBER 27, 2010 AND NOVEMBER 28, 2009

	2010	2009

Net sales	$36,670,851	$43,568,257

Cost of sales	30,554,336	33,591,438
Gross profit	6,116,515	9,976,819

Operating expenses
Selling	6,366,001	6,764,064
General and administrative	3,400,265	3,359,811
	9,766,266	10,123,875

Loss from operations	(3,649,751)	(147,056)

Other income (expense)
Interest income	338,844	338,843
Interest expense	(987,057)	(1,034,065)
Gain on disposal of property and equipment	-	800
	(648,213)	(694,422)

Net loss	(4,297,964)	(841,478)

Members’ deficiency, beginning of year	(8,134,617)	(16,255,756)
Contributions	-	9,255,217
Distributions	(280,800)	(292,600)

Members’ deficiency, end of year	$(12,713,381)	$(8,134,617)

See notes to consolidated financial statements

MAGLA PRODUCTS, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED NOVEMBER 27, 2010 AND NOVEMBER 28, 2009

	2010	2009
Cash flows from operating activities
Net loss	$(4,297,964)	$(841,478)
Adjustments to reconcile net loss to net cash
provided by operating activities
Provision for (recovery of) doubtful accounts	11,532	(8,699)
Depreciation and amortization	129,635	139,254
Gain on disposal of property and equipment	-	(800)
Changes in assets and liabilities
Accounts receivable	3,278,797	309,676
Inventories	2,752,269	2,906,391
Prepaid expenses and other receivables	113,046	(13,596)
Other assets	-	24
Due from related parties	(210,039)	(209,070)
Accounts payable	2,174,977	816,960
Accrued expenses and other current liabilities	1,095,584	(577,049)
Net cash provided by operating activities	5,047,837	2,521,613

Cash flows from investing activities
Purchase of property, equipment and improvements	(39,382)	(84,237)
Proceeds from sale of property and equipment	-	800
Net cash used in investing activities	(39,382)	(83,437)

Cash flows from financing activities
Short-term repayments	(3,913,547)	(1,582,519)
Repayment of long-term debt	(876,649)	(624,663)
Proceeds (repayment) of notes payable - related entities	12,541	(59,383)
Distributions	(280,800)	(292,600)
Net cash used in financing activities	(5,058,455)	(2,559,165)

Net decrease in cash and cash equivalents	(50,000)	(120,989)

Cash and cash equivalents, beginning of year	233,788	354,777

Cash and cash equivalents, end of year	$183,788	$233,788

Supplemental cash flow disclosures
Interest paid	$763,669	$990,537

Noncash investing and financing activities
Accounts payable, due to related entities, forgiven
and contributed to capital	-	9,255,217
Cash surrender value of deferred compensation plan	53,300	-

See notes to consolidated financial statements

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
Magla Products, LLC (“Magla”) was formed on December 1, 1999 as a New Jersey limited liability company to manufacture and distribute household items.  Magla’s customers are primarily retailers located throughout the United States.

Effective November 24, 2007, the members of Magla transferred 100% of their ownership in Magla World-Wide, Ltd. (“World-Wide”) to Magla. World-Wide was incorporated in the Cayman Islands on November 24, 1999 and maintains its registered office in the Cayman Islands. The accounting records and consolidated financial statements are maintained and presented in United States Dollars.  World-Wide was established primarily for trade with companies from the United States of America. World-Wide acts as a purchasing agent in sourcing gloves from suppliers outside of the United States. The gloves are then resold to third parties and to Magla.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of Magla and its wholly owned subsidiary, World-Wide (collectively, the “Company”). All significant intercompany transactions and accounts have been eliminated in consolidation.

Fiscal Year
The Company’s fiscal year ends on the Saturday nearest to November 30 and consists of 52 weeks.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
Cash balances in banks are insured by the Federal Deposit Insurance Corporation subject to certain limitations.  For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
 The carrying amounts reported in the balance sheets for current assets and current liabilities approximate fair value due to their short-term nature. The carrying amounts reported for long-term debt approximate fair value because the underlying instruments bear interest rates which approximate current market rates for obligations with similar terms.  The amounts reported for loans payable to related entities and former members are reported at carrying value because it was impracticable to determine their fair value.

Accounts Receivable
Accounts receivable are stated at net realizable value.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received.  The allowance for doubtful accounts was approximately $111,000 and $123,000 at November 27, 2010 and November 28, 2009, respectively.

Inventories
Inventories are valued at the lower of cost (first-in, first-out basis) or market.

Property, Equipment and Improvements
Property, equipment and improvements are stated at cost and are depreciated using the straight-line method over estimated useful asset lives, which range from 5 to 10 years for furniture and equipment.  Leasehold improvements are amortized over the lesser of the useful life or the lease term.

Patents and Trademarks
Patents and trademarks, included in other assets, are amortized on the straight-line basis by annual charges to operations over their estimated lives.

Revenue Recognition
Revenue is recognized when goods are shipped to customers either from the Company’s warehouse or directly from the Company’s overseas suppliers.  Shipments are made by common carrier.  Standard terms for shipments are freight on board shipping point, at which time the Company has completed all performance obligations to consummate the sale.  Revenue is reported net of reserves for sales returns and allowances.  Sales returns and allowances, which include cooperative advertising costs, are estimated based on specific agreements and/or historical patterns with major accounts.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Shipping and Handling Costs
Shipping and handling costs, which are included in selling expenses, amounted to $1,880,783 and $2,055,379 in 2010 and 2009, respectively.

Advertising Costs
Advertising costs are expensed as incurred. Advertising costs amounted to $468,816 and $431,911 in 2010 and 2009, respectively.

Income Taxes
The accompanying consolidated financial statements do not contain a provision or credit for Federal or state income taxes for Magla since the proportionate share of Magla’s income or loss is included in the Federal and state income tax returns of its members.

World-Wide is classified as a Foreign Controlled Corporation for United States income tax purposes. The accompanying consolidated financial statements do not contain a provision or credit for Federal or state income taxes since any profits repatriated to Magla would be included in Magla’s income tax returns in accordance with Internal Revenue Code (the “Code”) Section 952, subpart F.

In accordance with the provisions of Section 6 of the Tax Concessions Law (1995 Revision), World-Wide has been certified by the Registrar of Companies of the Cayman Islands to be a company registered as an exempted company under Section 182 of the Companies Law (Revised).  World-Wide is exempt in the Cayman Islands from all forms of taxation on profits, income, gains or appreciation of the company or its operations including estate, duty or inheritance tax on the shares, debentures or other obligations for a period of twenty years from February 8, 2000.

Federal, state and local income tax returns for years prior to 2006 are no longer subject to examination by tax authorities.

Impairment of Long-Lived Assets and Long-Lived Assets To Be Disposed Of
The Company evaluates the carrying values of long-lived assets whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. When factors indicate the asset may not be recoverable, the Company compares the related undiscounted future net cash flows to the carrying value of the asset to determine if impairment exists.  If the expected future net cash flows are less than the carrying value, the asset is written down to its estimated fair value. When assets are removed from operations and held for sale, the impairment loss is estimated as the excess of the carrying value of the assets over their fair value.  No such impairments of long-lived assets were recorded for the years ended November 27, 2010 and November 28, 2009.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements
The Company does not believe that any recently issued, but not effective, accounting standards, if currently adopted will have a material effect on its financial position, results of operations, or cash flows.

Subsequent Events
These financial statements were approved by management and available for issuance on April 8, 2011.  Management has evaluated subsequent events through this date.

Reclassifications
Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

2 -   GOING CONCERN

As shown in the accompanying consolidated financial statements, the Company incurred net losses of $4,297,964 and $841,478 in 2010 and 2009, respectively.  In addition, the Company had working capital deficiencies of $11,874,883 and $8,798,635, and members’ deficiencies of $12,713,381 and $8,134,617 at November 27, 2010 and November 28, 2009, respectively.  The Company was not in compliance with certain covenants of its bank loan agreement at     November 27, 2010 and no bank waiver was obtained. These factors create substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are as follows:

Prior to November 28, 2009, accounts payable totaling $9,255,217, which were due to related entities, were forgiven by those entities. Accordingly, both the working capital deficiency and the members’ deficiency were reduced by this amount as of November 28, 2009.

In 2010, the Company signed an additional license agreement with National Brand Work Wear Company, which will open additional channels of distribution.

Included in notes receivable, related entities at November 28, 2010 is a receivable from an entity that entered into a contract to sell its assets in November 2010.  Consequently, the Company received approximately $475,000 in December 2010.

Subsequent to November 27, 2010, the Company negotiated long-term payment plans with certain vendors (see Note 13).

On January 25, 2011, the Company entered into an accounts receivable financing agreement with Faunus Group International, Inc. (“FGI”) (see Note 13).

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 -   GOING CONCERN (Continued)

On February 8, 2011, the Company entered into a private placement and raised $1,585,000 in capital.  In addition, the Company completed a reverse merger with a public shell company on February 8, 2011 (see Note 13).

On March 25, 2011, the Company received gross proceeds of $400,000 from a private investment in public equity (see Note 13).

3 -   INVENTORIES

Inventories consist of the following:

	November 27,	November 28,
	2010	2009

Raw materials and purchased parts	$669,586	$757,875
Finished goods	6,139,918	8,803,898
Totals	$6,809,504	$9,561,773

4 -   PROPERTY, EQUIPMENT AND IMPROVEMENTS

Property, equipment and improvements consist of the following:

	November 27,	November 28,
	2010	2009

Machinery and equipment	$169,090	$169,090
Furniture and fixtures	16,975	16,975
Transportation equipment	520,084	520,084
Leasehold improvements	1,209,261	1,209,261
Computer equipment	2,180,700	2,141,318
	4,096,110	4,056,728
Less - Accumulated depreciation
and amortization	3,810,411	3,696,601
	$285,699	$360,127

Depreciation and amortization expense was $129,536 and $139,254 for the years ended November 27, 2010 and November 28, 2009, respectively.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5 -   OTHER ASSETS

Other assets consist of the following:

	November 27,	November 28,
	2010	2009

Patents and trademarks, net of accumulated
amortization of $168,538 and $152,713	$351,092	$366,917
Deposits	53,861	53,861
Cash surrender value of deferred compensation plan	53,300	-
Other	27,400	27,400
	$485,653	$448,178

6 -   SHORT-TERM BORROWINGS

The Company had a $13,500,000 revolving line of credit agreement with a bank that expired in January 2011. Outstanding borrowings bear interest at 8.25% and 5.5% at November 27, 2010 and  November 28, 2009, respectively,  which is due monthly. All borrowings under this agreement are secured by substantially all of the assets of the Company, and the members of the Company have personally guaranteed up to $1,000,000 of borrowings.  In addition, certain related entities having common ownership have guaranteed borrowings under this agreement. The agreement contains certain restrictive covenants which, among other things, require the maintenance of certain financial ratios.  The Company has not been in compliance with these loan covenants since November 28, 2009.  Although no bank waiver has been obtained, borrowings had continued under the same terms.

The Company obtained new financing on January 25, 2011 and paid down their outstanding borrowings (see Note 13).

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7 -   LONG-TERM DEBT

Long-term debt consists of the following:

	November 27,	November 28,
	2010	2009

Term loan payable to a bank, due in monthly installments of $50,000 plus interest at the bank’s prime rate plus 2.25% (5.50% at November 27, 2010 and 6.25% at November 28, 2009) through December 2010, with a final balloon payment of $825,000 due in January 2011.	$575,000	$1,425,000

Transportation equipment notes payable in monthly installments totaling $2,476, including interest at rates ranging from 1.9% to 5.49% through March 2013, which are secured by specific equipment.	48,348	74,997
	623,348	1,499,997
Less - Current portion	594,427	1,451,649
Long-term debt	$28,921	$48,348

Principal payment requirements on the above obligations in each of the years subsequent to the year ended November 27, 2010 are $594,427 in 2011, $16,195 in 2012, and $12,726 in 2013.

8 -   NOTE PAYABLE - FORMER MEMBER

The Company has a note payable to a former member as a result of acquiring the former member’s interest in the Company during 2005. The promissory note requires monthly payments of principal only of $62,500 through April 1, 2015. Principal payments are subordinated to all bank debt (see Notes 6 and 7). The Company was precluded from making any principal payments during 2010 and 2009.

Principal payments due under the above obligation in each of the years subsequent to the year ended November 27, 2010 are $4,503,628 in 2011 and $750,000 annually thereafter through 2014 and $312,500 in 2015.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9 -   RETIREMENT PLAN

The Company has a defined contribution pension plan (the “Plan”) which qualifies under Section 401(k) of the Code.  The Plan allows eligible employees to voluntarily contribute amounts not exceeding the maximum allowed under the Code.  Contributions to the Plan by the Company equal 50% of the salary reduction elected by each employee up to a maximum reduction of 8% of annual salary. The Company, at its option, may contribute additional amounts to the Plan.  Company contributions to the Plan were $38,253 in 2009.  No contributions were made to the Plan in 2010.

The Company has a nonqualified deferred compensation plan for two of its executives.  Under the plan, the Company maintains life insurance policies for the executives, and they are entitled to the cash surrender value of the policies after retirement and completion of the vesting period.  Upon retirement, the policies will be paid out over a five-year period.

10 - CONCENTRATIONS

The Company’s two largest customers (Wal-Mart and Sam’s Club, mass merchandisers) represented approximately 30% and 19%, respectively, in 2010 and 30% and 20%, respectively, in 2009 of the Company’s net sales.  Wal-Mart and Sam’s Club accounted for 45% and 5% of the Company’s outstanding accounts receivable as of November 27, 2010, respectively, and 30% and 15% of the Company’s outstanding accounts receivable as of November 28, 2009, respectively.  Accounts receivable from one other customer (Dollar General, a mass merchandiser) were approximately 14% and 11% of the Company’s outstanding accounts receivable as of November 27, 2010 and November 28, 2009, respectively.

Sales of merchandise covered under two licensing agreements were approximately 33% and 27%, respectively, of net sales for the year ended November 27, 2010. Sales of merchandise covered under two licensing agreements were approximately 34% and 26%, respectively, of net sales for the year ended November 28, 2009.

One vendor accounted for approximately 27% of the Company’s purchases in 2010.   Two vendors accounted for approximately 26% and 14% of the Company’s purchases in 2009. The accounts payable to one of the vendors was approximately 18% of total accounts payable at November 27, 2010.  The Company’s accounts payable to two of the vendors were approximately 12% and 11%, respectively, of total accounts payable at November 28, 2009.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11 - RELATED PARTY TRANSACTIONS

Purchases
Included in accounts payable is a balance due to affiliates of $2,076,240 at November 27, 2010 and November 28, 2009.

As discussed in Note 2, additional accounts payable of $9,255,217 which were due to related parties were forgiven by those entities prior to November 28, 2009.  The forgiveness of debt was recorded as a capital contribution.

Due from Related Parties
Amounts due from related parties consist of expenses paid on behalf of related entities, accrued interest on notes receivable, and a noninterest-bearing advance to an entity owned by a member of the Company.

Mortgage Receivable
The Company has a mortgage receivable from a member of the Company. The mortgage is noninterest-bearing and due in full in 2019.

Notes Receivable/Payable
The Company has notes receivable from members of the Company and an entity related to the members of the Company in the amount of $6,929,306 at both November 27, 2010 and November 28, 2009 that bear interest at 4.89%. Interest only is due annually from October 31, 2008 through October 1, 2018, when the principal is due in full. Related interest income was $338,843 in both 2010 and 2009.  Accrued interest income on these notes was $987,226 and $648,383 at November 27, 2010 and November 28, 2009, respectively, and is included in due from related parties.

The Company has notes payable to a member of the Company and entities related to the members of the Company in the amount of $1,537,350 and 1,524,809 at November 27, 2010 and November 28, 2009, respectively, that  bear interest at 4.89%. Interest only is due annually from October 31, 2008 through October 1, 2018, when the notes are due in full. Related interest expense was $71,441 and $74,518 in 2010 and 2009, respectively.

The Company has a note payable to an entity related to a member of the Company in the amount of $3,661,219 at both November 27, 2010 and November 28, 2009 that bears interest at 6.47%. Interest only is due quarterly from April 1, 2000 through November 1, 2014, when the note is due in full. Related interest expense was $236,881 in 2010 and 2009.

All notes payable to members and related entities at November 27, 2010 and November 28, 2009 are subordinated to all bank debt (see Notes 6 and 7).

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 - COMMITMENTS AND CONTINGENCIES

Leases
The Company occupies premises under an operating lease with an unrelated entity that expires in December 2011.  In addition, the Company leases warehouse space in North Carolina from a member of the Company.  The warehouse lease, which originally expired in October 2012, was amended in February 2011 to extend the expiration date to January 2017, and to increase the monthly rent beginning in February 2011.

The Company also occupies a premise and leases certain equipment under operating leases with related and unrelated entities on a month-to-month basis.  The leases for the Company’s premises require payments for operating expenses, including insurance and real estate taxes.

A summary of rent expense is as follows:

	November 27,	November 28,
	2010	2009
Related entities
Premises	$369,000	$369,000
Equipment	-	222,010
	369,000	591,010
Unrelated entities
Premises	146,027	149,034
Equipment	22,181	33,739
	168,208	182,773
Rent expense	$537,208	$773,783

Minimum future rental payments under the noncancelable operating leases in each of the years subsequent to the year ended November 27, 2010 are approximately $641,000 in 2011, $513,000 in each of the years 2012 through 2015 and $599,000 thereafter.

The minority member of the Company is the lessor of the primary production and warehousing facility in which the Company operates. The mortgage on the facility is personally guaranteed by the member which creates a “de facto guarantee” by the Company. The Company’s maximum exposure to the loss under the de facto guarantee is approximately $560,053, representing the outstanding principal balance of the mortgage at November 27, 2010 and future interest due on the outstanding principal balance. The member is currently making all required payments under the mortgage, which matures in June 2016.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12 - COMMITMENTS AND CONTINGENCIES (Continued)

Royalties
The Company is obligated under several royalty agreements, expiring at various dates through December 2013, for payments based on a percentage of subject net sales.  Royalty expense was $2,029,522 and $2,216,808  in 2010 and 2009, respectively.

Required future minimum royalty payments are approximately as follows:

Year Ending November 27,

2011	$1,279,000
2012	1,050,000
2013	240,000
Total	$2,569,000

Litigation
The Company is involved in claims and legal actions arising in the ordinary course of business. Management believes that the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

13 - SUBSEQUENT EVENTS

Financing
On January 25, 2011, the Company entered into an accounts receivable financing agreement with FGI.  Under the terms of the Sale of Accounts and Security Agreement, the Company may offer to sell its accounts receivable to FGI each month during the term of the agreement, up to a maximum amount outstanding at any time of $10,000,000 (the “Facility Amount”).  The Company is not obligated to offer accounts in any month and FGI has the option to decline to purchase any accounts.

Reverse Merger
Magla International, LLC (“MAG”) was organized as a limited liability company on December 29, 2010 as a wholly owned subsidiary Magla. Magla contributed certain of its operating assets to MAG and MAG assumed certain of Magla’s liabilities pursuant to a Contribution and Assumption Agreement.

MAGLA PRODUCTS, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13 - SUBSEQUENT EVENTS (Continued)

Reverse Merger (Continued)
On February 8, 2011, Ads in Motion, Inc. (“ADS”) completed a reverse merger through a share exchange with MAG whereby ADS acquired all of the issued and outstanding membership units of MAG in exchange for 13,455,700 shares of ADS common stock, par value $0.0001 per share, which shares constituted approximately 97% of ADS issued and outstanding shares, as of and immediately after the consummation of the reverse acquisition.   MAG became a wholly owned subsidiary of ADS.  Even though ADS is the legal acquirer, MAG is treated as the accounting acquirer.  ADS is a publicly traded shell company.

Securities Purchase Agreement
On March 25, 2011, the Company received gross proceeds of $400,000 from a private investment in public equity.  The Company issued Senior Subordinated Secured Convertible Notes which are convertible into shares of the Company’s common stock.

Accounts Payable
Subsequent to November 27, 2010, the Company entered into various agreements with certain of its vendors to pay the balances due in monthly installments over various terms through May 2012.  Accordingly, certain accounts payable are presented as noncurrent liabilities as of November 27, 2010.